Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Compensation Plan of SFX Entertainment, Inc. of our report dated February 11, 2013, with respect to the consolidated financial statements of Beatport, LLC and Subsidiaries included in SFX Entertainment, Inc.’s Form S-1 (File No. 333-189564), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
November 8, 2013